Exhibit 99.1

Design Within Reach, Inc. Granted Additional Extension from Nasdaq for Third Quarter 2006 Form 10-Q Filing

SAN FRANCISCO—(BUSINESS WIRE)—Jan. 29, 2007—Design Within Reach, Inc. (Nasdaq:DWRI) today announced that the Nasdaq Listing Qualifications Panel has extended to February 20, 2007 the deadline by which the Company must file its quarterly report on Form 10-Q for the period ended September 30, 2006. The Panel has advised the Company that if it is unable to meet the deadline, the Panel will issue a determination to delist the Company’s shares from The Nasdaq Stock Market.

The Company previously reported that it received notice on November 14, 2006 from The Nasdaq Stock Market, Inc. Listing Qualifications Staff of an additional basis of non-compliance with the Nasdaq rules due to the Company’s failure to file its quarterly report on Form 10-Q for the quarter ended September 30, 2006 on a timely basis. Design Within Reach’s late filing of its quarterly report on Form 10-Q for the quarter ended September 30, 2006 is due to the substantial commitment of personnel and other resources that were necessary to complete the reconciliation of a previously announced unreconciled difference between the Company’s accrued inventory sub-ledger and general ledger and to finalize its quarterly report on Form 10-Q for the quarter ended July 1, 2006. The Company is working diligently to complete its Form 10-Q for the quarter ended September 30, 2006 by the Panel’s revised deadline.

Design Within Reach previously reported that it was subject to delisting if it did not file its quarterly report on Form 10-Q for the quarter ended July 1, 2006 and any necessary restatements by January 15, 2007. The Company filed its Form 10-Q for the second quarter ended July 1, 2006 with the Securities and Exchange Commission in compliance with the filing deadline. No restatement was necessary.

About Design Within Reach, Inc.

Design Within Reach, Inc., founded in 1998 and headquartered in San Francisco, is an integrated multi-channel provider of distinctive modern design furnishings and accessories. The Company markets and sells its products to both residential and commercial customers nationwide through the DWR catalog, studios, website and direct sales force, and a single common “in stock and ready to ship” inventory.

“Design Within Reach” is a registered trademark of Design Within Reach, Inc.

This press release includes forward-looking statements, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for Design Within Reach’s markets and the demand for its products. Factors that could cause Design Within Reach’s actual results to differ materially from these forward-looking statements including the following: if we are unable to continue to increase our net sales while reducing our promotional discounts, our profitability may be impaired; if we fail to offer merchandise that our customers find attractive, the demand for our products may be limited; we do not have long-term vendor contracts and as a result we may not have continued or exclusive access to products that we sell; our business depends, in part, on factors affecting consumer spending that are not within our control; our business will be harmed if we are unable to implement our growth strategy successfully; the expansion of our studio operations could result in increased expenses with no guarantee of increased earnings; if we do not manage our inventory levels successfully, our operating results will be adversely affected; we depend on domestic and foreign vendors, some of which are our competitors, for timely and effective sourcing of our merchandise; declines in the value of the U.S. dollar relative to foreign currencies could adversely affect our operating results; and we face intense competition and if we are unable to compete effectively, we may not be able to achieve and maintain profitability. Furthermore, if we fail to file our Form 10-Q for the period ended September 30, 2006 by February 20, 2007, the Company’s securities will be subject to delisting from the Nasdaq Global Markets. Please refer to our reports and filings with the Securities and Exchange Commission, including our latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

CONTACT: Design Within Reach, Inc.

John D. Hellmann, 415-676-6500

jhellmann@dwr.com

or

Integrated Corporate Relations, Inc. (Investor Relations)

Andrew Greenebaum / Christine Lumpkins, 310-954-1100

agreenebaum@icr-online.com / clumpkins@icr-online.com

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